EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of (1) our report dated March 27, 1997, included in the Company's Form 10-K for the year ended December 31, 1996, and
(2) our report dated April 11, 1997, included in the Company's Form 8-K/A, pertaining to the financial statements of the Sanifill Assets Acquired and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

Houston, Texas
May 29, 1997